October 27, 2000

To the Investors and Trustees of
Worldwide Health Sciences Portfolio

In planning and performing our audit of the financial statements of the
 Worldwide Health
Sciences Portfolio (the "Portfolio") for the year ended August 31,2000, we considered its
internal control, including control activities for safeguarding securities, in order to determine
our auditing procedures for the purpose of expressing our opinion on the financial statements
and to comply with the requirements of Form N-SAR, not to provide assurance on internal
control.

The management of the Portfolio is responsible for establishing and maintaining internal
control.  In fulfilling this responsibility, estimates and judgments by management are required
to assess the expected benefits and related costs of controls.  Generally, controls that are
relevant to an audit pertain to the entity's objective of preparing financial statements for
external purposes that are fairly presented in conformity with generally accepted accounting
principles.  Those controls include the safeguarding of assets against unauthorized acquisition,
use or disposition.

Because of inherent limitations in internal control, errors or fraud may occur and not be
detected.  Also, projection of any evaluation of internal control to future periods is subject to
the risk that controls may become inadequate because of changes in conditions or that the
effectiveness of their design and operation may deteriorate.

Our consideration of internal control would not necessarily disclose all matters in internal
control that might be material weaknesses under standards established by the
 American
Institute of Certified Public Accountants.  A material weakness is a condition in which the
design or operation of one or more of the internal control components does not reduce to a
relatively low level the risk that misstatements caused by error or fraud in amounts that would
be material in relation to the financial statements being audited may occur and not be detected
within a timely period by employees in the normal course of performing their assigned
functions.  However, we noted no matters involving internal control and its operation,
including controls for safeguarding securities, that we consider to be material weaknesses as
defined above as of August 31, 2000.

This report is intended solely for the information and use of management and the Trustees of
the Portfolio and the Securities and Exchange Commission and is not intended to be and
should not be used by anyone other than these specified parties.